                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                           ---------------------------

                                   FORM 8-K/A

                                 CURRENT REPORT



                    Pursuant to Section 13 or 15 (d) of the
                        Securities Exchange Act of 1934



       Date of Report (date of earliest event reported): December 4, 1998
                              (September 21, 1998)




                         HORIZON MEDICAL PRODUCTS, INC.
                         ------------------------------
             (Exact name of Registrant as specified in its charter)


      Georgia                         000-24025               58-1882343
--------------------------------------------------------------------------------

(State or other jurisdiction        (Commission              (IRS Employer
     of incorporation)              File Number)             Identification No.)



        One Horizon Way, Post Office Box 627, Manchester, Georgia          31816
--------------------------------------------------------------------------------

              (Address of principal executive offices)                (Zip Code)




                                 706-846-3126
--------------------------------------------------------------------------------

              (Registrant's telephone number, including area code)



                                 Not applicable
--------------------------------------------------------------------------------

             (Former name or address, if changed since last report)

This amendment to the report on Form 8-K of Horizon Medical Products, Inc., dated October 5, 1998, is being filed to provide the information required by
Item 7 of Form 8-K (Financial Statements and Pro Forma Financial Information) which was omitted from the Form 8-K as filed with the Securities and Exchange Commission on October 5, 1998 in accordance with Item 7 (a) (4).

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     On September 21, 1998 Horizon Medical Products, Inc. ("Horizon") consummated the acquisition (the "Acquisition") of certain assets used in the distribution and sale of medical devices (the "Business") by Columbia Vital Systems, Inc. ("CVS"). CVS is a privately held medical device distribution company located in Westmont, Illinois. Horizon did not assume any liabilities of CVS. The following summary of the transaction is qualified in its entirety by the more detailed information contained in the copy of the Asset Purchase Agreement included as Exhibit 2 to this Current Report.

     The assets acquired by Horizon consist of substantially all of the assets used by CVS in the Business. Included among the assets are inventory, fixtures, and intangible assets. Horizon intends to use the acquired assets in the manner previously used by CVS.

     As consideration for the Acquisition, Horizon (i) paid CVS $4.0 million in cash, and (ii) CVS can earn up to an additional $5.225 million subject to the terms of the purchase agreement, including the successful achievement of future sales targets. Horizon funded the cash portion of the Acquisition from its acquisition line of credit with NationsCredit Commercial Corporation. The purchase price was determined through arm's-length negotiations between the owners of CVS and management of Horizon. CVS did not have any material relationship with Horizon prior to the acquisition. In partial response to this item, Horizon's press release dated September 21, 1998 is incorporated herein by reference.



     ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial statements of business acquired.

          See index on page 3. The audited statement of assets related to the product line to be acquired by Horizon Medical Products, Inc. as of December 31, 1997 and the statement of revenue and identified costs and expenses related to the product line to be acquired by Horizon Medical Products, Inc. for the year then ended of Columbia Vital Systems, Inc. have been included to comply with Rule 3-05 of Regulation S-X. Statements of divisional equity and cash flows are not available to the Registrant without unreasonable effort and expense and, pursuant to SEC rule 12b-21, are not included herein. Further, due to the insufficient continuity of the acquired product line's operations prior to and after the acquisition by the Registrant, the statements of divisional equity and cash flows are not considered relevant and are not applicable.

      (b) Pro forma financial information.

          See index on page 3.

      (c) Exhibits.

        *2. Asset Purchase Agreement, by and among Horizon Medical Products, Inc., Columbia Vital Systems, Inc., William C. Huck and R. Gregory Huck dated September 21, 1998. Exhibit 5.12 to the Asset Purchase Agreement, Transition Agreement by and among Horizon Medical Products, Inc. and Columbia Vital Systems, Inc. Pursuant to Item 601(b) of Regulation S-K, the Company has omitted certain Schedules and Exhibits to the Asset Purchase Agreement (all of which are listed therein) from this Exhibit 2. The Company hereby agrees to furnish supplementally a copy of such omitted item to the Securities and Exchange Commission upon its request.

        *99.  Press release dated September 21, 1998.

        *Previously filed in the Form 8-K dated October 5, 1998.

                         INDEX TO FINANCIAL STATEMENTS



COLUMBIA VITAL SYSTEMS, INC.

    Report of Independent Accountants                                                                        4-5

     Statements of Assets Related to the Product Line to be Acquired by Horizon Medical
        Products, Inc. as of December 31, 1997 and June 30, 1998 (Unaudited)                                   6

     Statements of Revenue and Identified Costs and Expenses related to the
        Product Line to the Midwest Division to be Acquired by Horizon Medical
        Products, Inc. for the year ended December 31, 1997 and six months ended
        June 30, 1997 (Unaudited) and June 30, 1998 (Unaudited)                                                7

     Notes to Financial Statements                                                                          8-10

HORIZON MEDICAL PRODUCTS, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL
     STATEMENTS
     Introduction to Unaudited Pro Forma Condensed Consolidated Financial
        Statements                                                                                            11
     Unaudited Pro Forma Condensed Consolidated Statements of Operations for the year ended
         December 31, 1997 and for the nine months ended September 30, 1998                                12-13

     Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements                          14-16

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors

     COLUMBIA VITAL SYSTEMS, INC.


We have audited the statement of assets related to the Midwest division to be acquired by Horizon Medical Products, Inc. of COLUMBIA VITAL SYSTEMS, INC. as of December 31, 1997, and the related statement of revenue and identified costs and expenses related to the Midwest division to be acquired by Horizon Medical Products, Inc. for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The Midwest division to be acquired by Horizon Medical Products, Inc., has been operated as an integral part of COLUMBIA VITAL SYSTEMS, INC. and has no separate legal existence. The basis of presentation of these financial statements is described in Note 1 to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the assets related to the Midwest division to be acquired by Horizon Medical Products, Inc. of COLUMBIA VITAL SYSTEMS, INC. as of December 31, 1997, and the revenue in excess of identified costs and expenses for the year then ended on the basis of accounting described in the preceding paragraph and in conformity with generally accepted accounting principles.

We have compiled the accompanying interim statement of assets related to the Midwest division to be acquired by Horizon Medical Products, Inc. of COLUMBIA VITAL SYSTEMS, INC. as of June 30, 1998 and the interim statements of revenue and identified costs and expenses for the six months ended June 30, 1998 and 1997, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.

A compilation is limited to presenting in the form of financial statements information that is the representation of management. We have not audited or reviewed the accompanying financial statements and, accordingly, do not express an opinion or any other form of assurance on them.

Management has elected to omit substantially all of the disclosures required by generally accepted accounting principles. If the omitted disclosures were included in the financial statements, they might influence the user's conclusions about the Company's financial position, results of operations, and cash flows. Accordingly, these financial statements are not designed for those who are not informed about such matters.



NYKIEL, CARLIN & CO., LTD.

Schaumburg, Illinois
October 16, 1998

                          COLUMBIA VITAL SYSTEMS, INC.
                      STATEMENTS OF ASSETS RELATED TO THE
                       MIDWEST DIVISION TO BE ACQUIRED BY
                         HORIZON MEDICAL PRODUCTS, INC.
                      DECEMBER 31, 1997 AND JUNE 30, 1998


                                     ASSETS



                                                                        June 30,
                                                  December 31,            1998
                                                      1997            (UNAUDITED)
                                                  ------------        -----------
INVENTORIES                                       $ 1,411,671         $ 1,695,796
                                                  -----------         -----------

          Total Current Assets                      1,411,671           1,695,796

MACHINERY AND EQUIPMENT, NET                                -                   -
                                                  -----------         -----------

          Total Assets of the Division to be
            Acquired                              $ 1,411,671         $ 1,695,796
                                                  ===========         ===========



                  The accompanying notes are an integral part of these financial statements. See accountants' compilation report.

                          COLUMBIA VITAL SYSTEMS, INC.
                 STATEMENTS OF REVENUE AND IDENTIFIED COSTS AND
           EXPENSES RELATED TO THE MIDWEST DIVISION TO BE ACQUIRED BY
                         HORIZON MEDICAL PRODUCTS, INC.
                    FOR THE YEAR ENDED DECEMBER 31, 1997 AND
              THE SIX MONTHS ENDED JUNE 30, 1997 AND JUNE 30, 1998


                                               December 31,       June 30,        June 30,
                                                  1997              1997            1998
                                                                (UNAUDITED)      (UNAUDITED)
                                               ------------     -----------      -----------
REVENUE
  Sales                                        $12,863,044      $ 6,372,617      $ 6,090,703
  Allocated Commission Revenue                     126,627           46,125           67,927
  Allocated Freight Revenue                        266,293          131,752          130,560
                                               -----------      -----------      -----------

       Total Revenue                            13,255,964        6,550,494        6,289,190
                                               -----------      -----------      -----------

IDENTIFIED COSTS AND EXPENSES
  COSTS OF SALES
    Purchases                                    9,232,519        4,478,600        4,080,914
    Allocated freight in                            67,327           29,261           36,893
    Allocated freight out                          139,767           72,427           68,102
                                               -----------      -----------      -----------

       Total Cost of Sales                       9,439,613        4,580,288        4,185,909
                                               -----------      -----------      -----------

GROSS PROFIT                                     3,816,351        1,970,206        2,103,281
                                               -----------      -----------      -----------

  SELLING EXPENSES
    Salaries                                     1,489,563          768,587          662,477
    Allocated selling expenses                     192,632           93,837          100,897
                                               -----------      -----------      -----------

       Total Selling Expenses                    1,682,195          862,424          763,374
                                               -----------      -----------      -----------

  ALLOCATED GENERAL AND ADMINISTRATIVE
    EXPENSES                                     1,611,223          729,432          752,666
                                               -----------      -----------      -----------

       Total Identified Costs and
         Expenses                                3,293,418        1,591,856        1,516,040
                                               -----------      -----------      -----------

NET REVENUE IN EXCESS OF
  IDENTIFIED COSTS AND EXPENSES                $   522,933      $   378,350      $   587,241
                                               ===========      ===========      ===========

                  The accompanying notes are an integral part of these financial statements. See accountants' compilation report.

                COLUMBIA VITAL SYSTEMS, INC. (MIDWEST DIVISION)
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1997



1.   ORGANIZATION AND
     PRESENTATION             Columbia Vital Systems, Inc. (CVS), which is
                              located in Westmont, Illinois, distributes medical devices, primarily to hospitals.

                              On September 1, 1998, Horizon Medical Products, Inc. (Horizon) purchased certain assets relating to the Midwest division of CVS. The Midwest division primarily distributes medical supplies to hospitals in the Midwest United States while the other divisions of CVS distribute surgical and medical devices throughout the United States. The total purchase price was $4,225,000. Additionally, on January 31, 2000 and 2001 payments of up to $1,000,000 and $3,000,000, respectively, would be due should the division meet certain sales criteria in the two years following Horizon's purchase of the division (See Note 3). The Midwest division has been operated as an integral part of CVS and has no separate legal existence. The assets related to the Midwest division as presented in the accompanying statement of assets to be acquired by Horizon represent the historical balances of those assets.

                              The statements of revenue and identified costs and expenses related to the division to be acquired by Horizon represent the revenues, cost of sales, selling expenses, and general and administrative expenses that relate directly to the Midwest division. Certain commission and freight revenue as well as selling expenses and general and administrative expenses are allocated based on estimates and assumptions as if the Midwest division had been operated on a stand-alone basis during the periods presented and reflect an estimate of activity attributable to selling and administering the Midwest division relative to the total selling activity of CVS.

                              The above allocations are believed by management to be reasonable under the circumstances. However, there is no assurance that such allocations will be indicative of future results of operations. Further, income taxes and "other" income and expense accounts have been excluded from the accompanying financial statements since they have historically not been allocated to the Midwest division.

                              The accompanying financial statements are intended to present the assets of the Midwest division of CVS to be acquired by Horizon and the historical revenue, cost of sales and allocated selling, general and administrative expenses of this division and are not intended to be a complete presentation of the Midwest division's assets and results of operations as if such division had been operated as a stand-alone entity.

                COLUMBIA VITAL SYSTEMS, INC. (MIDWEST DIVISION)
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1997


2.   SIGNIFICANT ACCOUNTING
     POLICIES

     ACCOUNTING ESTIMATES     The preparation of financial statements in
                              conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

     INVENTORY                The inventory consists of finished goods and is
                              valued at the lower of cost (determined on a first-in, first-out method) or market.

     REVENUE RECOGNITION      Revenue is recognized upon shipment of the
                              related product, net of any discounts.

     UNAUDITED INTERIM
     FINANCIAL INFORMATION    The accompanying financial statements as of June
                              30, 1998, and for the six months ended June 30, 1998 and June 30, 1997, are unaudited. In the opinion of management, these financial statements include all adjustments consisting of only normal recurring adjustments, necessary for a fair presentation of the assets of the Midwest division to be acquired by Horizon and the results of operations of this division using the basis of presentation discussed in Note 1. The operating results for the interim periods are not necessarily indicative of the operating results to be expected for the full year. Management has elected to omit substantially all of the disclosures required by generally accepted accounting principles for these interim periods.

     PROPERTY AND EQUIPMENT
     AND RELATED
     DEPRECIATION             Property and equipment (including major renewals
                              and improvements) are capitalized in the accounts and valued at cost.

                              Depreciation is provided for in amounts
                              sufficient to relate the cost of depreciable assets to operations over their estimated service lives. Depreciation on assets is computed using straight-line and accelerated methods for both financial statement and income tax purposes based upon the estimated useful life of the asset. All of the Midwest division's equipment acquired by Horizon was fully depreciated at December 31, 1997.

                COLUMBIA VITAL SYSTEMS, INC. (MIDWEST DIVISION)
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1997


3.   MAJOR SUPPLIER          The Midwest division purchased 60% of its inventory
                             from one supplier in 1997. Effective November 13, 1998, this supplier indicated its intent to discontinue selling goods to CVS. CVS and the supplier are currently in negotiations to reinstate a distributor agreement. The outcome of such negotiations cannot be determined at this time.

                             If the aforementioned supplier agrees to enter into a distribution agreement with Horizon prior to the period ending 120 days after the supplier last delivers all products required under the existing distribution agreement, the purchase price would increase from $4,225,000 (See Note 1) to $4,575,000 with additional payments increasing from $1,000,000 and $3,000,000 on January 31, 2000 and 2001, respectively to $2,325,000 due on January 31, 2000 and 2001. The additional payments would be reduced should the division not meet certain sales requirements in the two years subsequent to closing.

HORIZON MEDICAL PRODUCTS, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL  STATEMENTS


INTRODUCTION


     The accompanying Unaudited Pro forma Condensed Consolidated Financial Statements reflect the results of operations of Horizon Medical Products, Inc. and subsidiaries (the "Company") for the nine months ended September 30, 1998 after giving pro forma effect for (i) the purchase of certain assets used in the distribution and sale of medical devices by Columbia Vital Systems, Inc. (the "CVS Acquisition") (ii) the purchase of the human product line of Norfolk Medical Products, Inc. (the "Norfolk Acquisition") and (iii) the initial public offering of Common Stock by the Company (the "Offering") and the application of the net proceeds thereof as though they occurred January 1, 1998 and reflect the consolidated results of operations of the Company for the year ended December 31, 1997 after giving effect for (i) the CVS Acquisition, (ii) the Norfolk Acquisition, (iii) the purchase of the port business of Strato/Infusaid Inc. (the "Strato Acquisition"), and (iv) the Offering as though they occurred January 1, 1997. An unaudited condensed consolidated balance sheet has not been included because the CVS Acquisition, the Norfolk Acquisition, and the Offering are already reflected in the Company's consolidated balance sheet as of September 30, 1998 included in the Company's quarterly report on Form 10-Q as of September 30, 1998. The Unaudited Pro Forma Condensed Consolidated Financial statements are qualified in their entirety by, and should be read in conjunction with, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the respective historical financial statements of the Company and Strato/Infusaid, Inc. and related notes thereto included in the Company's Registration Statement on Form S-1 (Registration No. 333-46349), the historical financial statements of the Company included in its quarterly report on Form 10-Q for the nine months ended September 30, 1998, and the historical results of the acquired product line of Columbia Vital Systems, Inc. included elsewhere in this Form 8-K. The unaudited pro forma information does not purport to be indicative of actual results that would have been achieved or the financial position of the Company had the CVS Acquisition, the Strato Acquisition, and the Offering actually been completed as of the dates indicated in the accompanying notes thereto nor which may be achieved in the future.

HORIZON MEDICAL PRODUCTS, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF
OPERATIONS
For the year ended December 31, 1997
(In Thousands, Except Share and Per Share Data)

                                                                                Strato             Norfolk         CVS
                                                                           January 1, 1997         Acquired      Acquired
                                                                               Through             Product       Product
                                                                Horizon    July 15,1997 (a)        Line (l)      Line (n)
                                                               ---------   ----------------        --------      --------
Net sales                                                     $   15,798            $ 7,020        $  2,532      $ 15,238
Cost of goods sold                                                 6,273              2,687           1,415        10,713
                                                              ----------            -------        --------      --------
Gross profit                                                       9,525              4,333           1,117         4,525
Selling, general and administrative expenses                       6,476              2,927             380         4,200
                                                              ----------            -------        --------      --------
    Operating income                                               3,049              1,406             737           325
Interest income (expense)                                         (3,971)                --              --            16
Non-recurring accretion of value of put warrant
    repurchase obligation                                         (8,000)                --              --            --
Other income                                                          70                 --              --            32
                                                              ----------            -------        --------      --------
Income (loss) before income taxes                                 (8,852)             1,406             737           373
Income tax benefit (expense)                                        (320)              (622)             --           (35)
                                                              ----------            -------        --------      --------
Net income (loss)                                             $   (9,172)           $   784        $    737      $    338
                                                              ==========            =======        ========      ========
Earnings (loss) per share - basic and diluted                 $    (0.97)
                                                              ==========
Weighted average number of common shares
    outstanding - basic and diluted                            9,419,458
                                                              ==========

                                                                                                                 Pro Forma
                                                               Pro Forma                         Offering           As
                                                              Adjustments        Pro Forma      Adjustments      Adjusted
                                                              -----------        ---------      -----------     ---------
Net sales                                                                       $   40,588                    $    40,588
Cost of goods sold                                          (286)  (b)              20,802                         20,802
                                                          ------                ----------                    -----------
Gross profit                                                 286                    19,786                         19,786
Selling, general and administrative expenses                  43   (c),(d),(m)      14,026         90   (e)        14,116
                                                          ------                ----------    -------         -----------
    Operating income                                         243                     5,760        (90)              5,670
Interest income (expense)                                 (3,297)  (f)              (7,252)     6,931   (g)          (321)
Non-recurring accretion of value of put
    warrant repurchase obligation                          8,000   (h)                  --                             --
Other income                                                                           102                            102
                                                          ------                ----------    -------         -----------
Income (loss) before and income taxes                      4,946                    (1,390)     6,841               5,451
Income tax benefit (expense)                                 416   (i)                (561)    (1,775)  (i)        (2,336)
                                                          ------                ----------    -------         -----------
Net income (loss)                                         $5,362                $   (1,951)   $ 5,066         $     3,115
                                                          ======                ==========    =======         ===========

Earnings (loss) per share - basic and diluted                                   $    (0.20)        (j)        $      0.24
                                                                                ==========                    ===========
Weighted average number of common
    shares outstanding - basic and diluted                                       9,419,458         (k)         12,800,000
                                                                                ==========                    ===========

HORIZON MEDICAL PRODUCTS, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS for the nine months ended September 30, 1998
(In Thousands, Except Share and Per Share Data)

                                                                                     Norfolk         CVS
                                                                                     Acquired      Acquired
                                                                                     Product       Product       Pro Forma
                                                                        Horizon       Line (a)      Line (k)     Adjustments
                                                                      -----------    --------      --------      -----------
Net sales                                                             $    21,631    $  1,265      $  8,433
Cost of goods sold                                                          8,518         547         5,465            6   (b)
                                                                      -----------    --------      --------        -----
Gross profit                                                               13,113         718         2,968           (6)
Selling, general and administrative expenses                                8,645         389         2,175          412   (c)(j)
                                                                      -----------    --------      --------        -----
    Operating income                                                        4,468         329           793         (418)
Interest income (expense)                                                  (2,271)         (3)          (21)        (607)  (e)
Other income                                                                   33          --            17
                                                                      -----------    --------      --------        -----
Income (loss) before extraordinary item and income
    taxes                                                                   2,230         326           789       (1,025)
Income tax benefit (expense)                                               (1,467)       (131)           --           89   (g)
                                                                      -----------    --------      --------        -----
Income (loss) before extraordinary item                                       763         195           789         (936)
Extraordinary item                                                          1,017          --            --
                                                                      -----------    --------      --------        -----
Net income (loss)                                                     $     1,780    $    195      $    789        $(936)
                                                                      ===========    ========      ========        =====

Earnings per share - basic and diluted                                $      0.15
                                                                      ===========
Weighted average number of common shares
    outstanding - basic                                                11,789,682
                                                                      ===========
Weighted average number of common shares
    outstanding - diluted                                              12,089,893
                                                                      ===========

                                                                                                          Pro Forma
                                                                                       Offering              As
                                                                       Pro Forma       Adjustments         Adjusted
                                                                      -----------      -----------        -----------
Net sales                                                             $    31,329                         $    31,329
Cost of goods sold                                                         14,536                              14,536
                                                                      -----------                         -----------
Gross profit                                                               16,793                              16,793
Selling, general and administrative expenses                               11,621           15    (d)          11,636
                                                                      -----------       ------            -----------
    Operating income                                                        5,172          (15)                 5,157
Interest income (expense)                                                  (2,902)       2,170    (f)            (732)
Other income                                                                   50                                  50
                                                                      -----------       ------            -----------
Income (loss) before extraordinary item and income
    taxes                                                                   2,320        2,155                  4,475
Income tax benefit (expense)                                               (1,509)        (449)   (g)          (1,958)
                                                                      -----------       ------            -----------
Income (loss) before extraordinary item                                       811        1,706                  2,517
Extraordinary item                                                          1,017       (1,017)   (l)              --
                                                                      -----------       ------            -----------
Net income (loss)                                                     $     1,828       $  689            $     2,517
                                                                      ===========       ======            ===========

Earnings per share - basic                                            $      0.16                 (h)     $      0.19
                                                                      ===========                         ===========
Earnings per share - diluted                                          $      0.15                         $      0.19
                                                                      ===========                         ===========
Weighted average number of common shares
    outstanding - basic                                                11,789,682                 (i)      13,400,000
                                                                      ===========                         ===========
Weighted average number of common shares
    outstanding - diluted                                              12,089,893                 (i)      13,400,000
                                                                      ===========                         ===========

HORIZON MEDICAL PRODUCTS, INC.
NOTES TO THE UNAUDITED PRO FORMA CONDENSED
     CONSOLIDATED FINANCIAL STATEMENTS
(In Thousands, Except Share Data)


     The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 1997 reflects the consolidated results of operations of the Company after giving effect for (i) the CVS Acquisition, (ii) the Norfolk Acquisition, (iii) the Strato Acquisition and (iv) the Offering as though they occurred January 1, 1997. The unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 1998 reflects the results of the Company's operations after giving pro forma effect for (i) the CVS Acquisition, (ii) the Norfolk Acquisition and (iii) the Offering as though they occurred January 1, 1998.

     PRO FORMA ADJUSTMENTS FOR THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1997 ARE AS FOLLOWS:

     a) Represents the historical operating results of the port business of Strato for the period January 1, 1997 through the acquisition date of July 15, 1997. The pump business of Strato, which was sold immediately after the acquisition, is excluded. The pump business had net sales, gross profit, selling, general and administrative expenses and loss before income tax for the period of $2,355, $587, $7,478 and $6,891, respectively.

     b) Cost of goods sold has been reduced to eliminate Strato overhead cost allocations which have not been incurred on an ongoing basis $(300) partially offset by the increase in depreciation expense $(14) due to the allocation of a portion of the excess purchase price of the human business of Norfolk over the fair value of the net assets acquired to machinery and equipment depreciated over an estimated useful life of approximately 7 years.

     c) Reflects the net increase in amortization $(124) of the cost over fair value of net assets acquired of Strato over a period of 30 years. Further, reflects the net increase in selling, general and administrative expenses $(535) due to amortization of the fair value assigned to patents and non-compete agreements of $6,583 and $250, respectively, obtained in the Norfolk acquisition over the useful lives of approximately 15 years and 7 years, respectively, as well as the amortization $(60) of the cost over fair value of net assets acquired of Norfolk of $ 1,797 over a period of 30 years. Reflects the net increase of $(88) due to the amortization of the cost over fair value of net assets acquired of CVS of $2,628 over a period of 30 years.

     d) Selling, general and administrative expenses have been reduced to eliminate salaries and related benefits from sales personnel $(1,100) and administrative personnel $(406) not retained following the acquisition of Strato.

     e) The Chief Executive Officer and the President of the Company did not begin to receive compensation after completion of the Offering. This reflects the increase in expected compensation over amounts recorded in the historical financial statements associated with contributed services.

     f) Reflects the increase in interest expense $(1,994) resulting from the additional debt of $23,500 with variable interest at rates of 9.8% on $21,500 during the period and 10.8% on $2,000 during the period associated with the financing of the Strato Acquisition and amortization of related debt issue costs. Also reflects the increase in interest expense $(1,303) from the debt incurred of $9,300 to fund the Norfolk Acquisition and $4,000 to fund the CVS Acquisitions at the Company's variable rate of 9.8%.

     g) Reflects the reduction of interest expense $(6,931) resulting from the application of the net proceeds of the Offering to repay debt of the Company.

     h) Reflects the removal of the non-recurring accretion of the value of the put warrant repurchase obligation associated with the Company's credit facility $(8,000). See Notes 6 and 8 of the Consolidated Financial Statements of the Company included in its Registration Statement on Form S-1 (Registration No. 333-46349).

     i)  Reflects applicable income tax effects of adjustments.

     j) Earnings (loss) per common share is calculated by dividing pro forma and as adjusted net income (loss) by the weighted average number of common shares outstanding. Such pro forma and as adjusted net income
         (loss) reflects the impact of the adjustments above.

     k) Weighted average number of common shares outstanding is calculated based upon the relevant weighted average shares outstanding assuming anti-dilution features which exist and assuming an offering of 3,120,950 shares by the Company for As Adjusted.

     l) Represents the historical revenues, costs of sales and allocated selling expenses that relate directly to the human product line of Norfolk for the year ended December 31, 1997.

     m) Reflects an estimate of the historical selling, general and administrative expenses related to the human product line of Norfolk $(802), in addition to the product line's identified costs and expenses.

     n) Represents the historical revenues, costs of sales and allocated selling, general and administrative expenses that relate directly to the CVS acquired product line for the year ended December 31, 1997.

     PRO FORMA ADJUSTMENTS FOR THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 ARE AS
FOLLOWS:

     a) Represents the historical operating results of the human product line of Norfolk for the five months, prior to acquisition, ended May 31, 1998.

     b) Cost of goods sold has been increased to reflect the increase in depreciation expense $(6) due to the allocation of a portion of the excess purchase price of the human product line of Norfolk over the fair value of the net assets acquired to machinery and equipment depreciated over an estimated useful life of approximately 7 years.

     c) Reflects the net increase in selling, general and administrative expenses $(223) due to amortization of the value assigned to patents and non-compete agreements of $6,583 and $250, respectively, obtained in the Norfolk acquisition over the useful lives of approximately 15 years and 7 years, respectively, as well as the amortization of the cost over fair value of net assets acquired of Norfolk of $1,797 over a period of 30 years. Reflects the net increase of $(56) due to the amortization of the cost over fair value of net assets acquired of CVS of $2,628 over a period of 30 years.

     d) The Chief Executive Officer and the President of the Company will begin to receive compensation after completion of the Offering. This reflects the increase in expected compensation over amounts recorded in the historical financial statements associated with contributed services.

     e) Reflects the increase in interest expense $(607) resulting from the debt incurred of $9,300 to fund the Norfolk Acquisition and $4,000 to fund the CVS Acquisition.

     f) Reflects the reduction of interest expense $(2,170) resulting from the application of the net proceeds of the Offering to repay debt of the Company.

     g)  Reflects applicable income tax effects of adjustments.

     h) Earnings (loss) per common share is calculated by dividing pro forma and as adjusted net income (loss) by the weighted average number of common shares outstanding. Such pro forma and as adjusted net income
         (loss) reflects the impact of the adjustments above.

     i) Weighted average number of common shares outstanding is calculated based upon the relevant weighted average shares outstanding assuming anti-dilution features which exist and assuming an offering of 3,120,950 shares by the Company for As Adjusted.

     j) Reflects an estimate of the historical selling, general and administrative expenses related to the human product line of Norfolk $(133), in addition to the product line's identified costs and expenses.

     k) Represents the historical revenues, costs of sales and allocated selling, general and administrative expenses that relate directly to the CVS acquired product line.

     l) Reflects the removal of the extraordinary gain on the extinguishment of the past warrant repurchase obligation.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                 Horizon Medical Products, Inc.


Dated:  December 4, 1998         By: /s/ Mark A. Jewett
                                     -----------------------------------------
                                     Mark A. Jewett, Vice President of Finance